Exhibit 10.6

PURCHASE AGREEMENT

PURCHASE AGREEMENT, dated [●], 2019 (this “Agreement”), by and among the sellers listed on Schedule I hereto, as sellers (collectively, the “Sellers” and each, a “Seller”), and Tradeweb Markets Inc., a Delaware corporation, as purchaser (the “Purchaser”).

WHEREAS, the Board of Directors of the Purchaser has determined to effect an underwritten initial public offering (the “IPO”) of the Purchaser’s Class A common stock, par value $0.00001 per share (the “Class A Common Stock”);

WHEREAS, in connection with the consummation of the IPO, each Seller wishes to sell to the Purchaser (the “Sale”), and the Purchaser wishes to purchase from each Seller, the number of common membership units (“Common Units”) of Tradeweb Markets LLC, a Delaware limited liability company (“TWM LLC”), set forth opposite such Seller’s name on Schedule I hereto; and

WHEREAS, following the date of this Agreement and prior to the consummation of the IPO and the Sale, the Purchaser and TWM LLC will effect a series of organizational transactions, pursuant to which, among other things, all Shares (as defined in the Fourth Amended and Restated Limited Liability Company Agreement of TWM LLC, dated as of June 26, 2014) will be reclassified into Common Units and split (collectively, the “Recapitalization”) in accordance with the terms of the LLC Agreement (as defined below) and the Purchaser will issue to the holders of Common Units, including the Sellers, shares of the Purchaser’s Class C common stock, par value $0.00001 (“Class C Common Stock”), or Class D common stock, par value $0.00001 (“Class D Common Stock”), or a combination of shares of Class C Common Stock and Class D Common Stock, in each case on a one-for-one basis with the number of Common Units such holders receive in connection with the Recapitalization in accordance with the terms of that certain subscription agreement (the “Subscription Agreement”) to be entered into by and among the Purchaser and such holders prior to the consummation of the IPO and the Sale.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

1.1	Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms shall have the meanings set forth below:

“Additional Closing” means each closing of the purchase of Additional Purchased Units.

“Additional Closing Sellers” means the Sellers listed as “Additional Closing Sellers” on Schedule I hereto.

“Additional Common Shares” means the number of shares of Class C Common Stock and/or Class D Common Stock, as applicable, set forth opposite such Seller’s name under the heading entitled “Additional Purchased Units” on Schedule I hereto, which shares will be canceled by the Purchaser upon delivery to the Purchaser of the corresponding Additional Purchased Units to be sold by any Additional Closing Seller at an Additional Closing.

“Additional IPO Closing” means any additional closing of the sale of Class A Common Stock in the IPO pursuant to the exercise of the underwriters’ option to purchase additional shares of Class A Common Stock, which closing may occur on the same date and time as the IPO Closing.

“Additional Purchased Units” means the number of Common Units to be sold by any Additional Closing Seller at an Additional Closing set forth opposite such Additional Closing Seller’s name under the heading entitled “Additional Purchased Units” on Schedule I hereto.

“Additional Shares” means those Shares owned by such Seller as of the date of this Agreement that, upon the Recapitalization, will correspond to the Additional Purchased Units.

“Class A Common Stock” has the meaning set forth in the recitals of this Agreement.

“Class C Common Stock” has the meaning set forth in the recitals of this Agreement.

“Class D Common Stock” has the meaning set forth in the recitals of this Agreement.

“Closings” means the Additional Closing together with the Initial Closing.

“Common Units” has the meaning set forth in the recitals of this Agreement.

“Custodian” has the meaning set forth in Section 3.1 hereof.

“Custody Agreement” has the meaning set forth in Section 3.1 hereof.

“Initial Closing” means the closing of the purchase of the Initial Purchased Units.

“Initial Closing Sellers” means the Sellers listed as “Initial Closing Sellers” on Schedule I hereto.

“Initial Common Shares” means the number of shares of Class C Common Stock and/or Class D Common Stock, as applicable, set forth opposite such Seller’s name under the heading entitled “Initial Purchased Units” on Schedule I hereto, which shares will be canceled by the Purchaser upon delivery to the Purchaser of the corresponding Initial Purchased Units.

“Initial Purchased Units” means the number of Common Units set forth opposite such Seller’s name under the heading entitled “Initial Purchased Units” on Schedule I hereto.

“Initial Shares” means those Shares owned by such Seller as of the date of this Agreement that, upon the Recapitalization, will correspond to the Initial Purchased Units.

“IPO” has the meaning set forth in the recitals of this Agreement.

“IPO Closing” means the initial closing of the sale of Class A Common Stock in the IPO.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or other security interest of any kind or nature whatsoever, except for those arising under any Custody Agreement or Power of Attorney.

“LLC Agreement” means the Fifth Amended and Restated Limited Liability Company Agreement of TWM LLC, to be effective prior to the consummation of the IPO and the Sale, by and among TWM LLC and the other persons party thereto.

“Per Share Purchase Price” means the purchase price per share of Class A Common Stock to be paid by the underwriters to the Purchaser pursuant to the underwriting agreement for the IPO.

“Power of Attorney” has the meaning set forth in Section 3.2 hereof.

“Purchaser” has the meaning set forth in the preamble of this Agreement.

“Recapitalization” has the meaning set forth in the preamble of this Agreement.

“Sellers” has the meaning set forth in the preamble of this Agreement.

“Shares” has the meaning set forth in the recitals of this Agreement.

“Subscription Agreement” has the meaning set forth in the recitals of this Agreement.

“TWM LLC” has the meaning set forth in the recitals of this Agreement.

ARTICLE 2

PURCHASE AND SALE OF COMMON UNITS

2.1	Purchase and Sale.

(a)	Subject to the terms herein set forth, at the Initial Closing, each Initial Closing Seller agrees (severally and not jointly) to sell, convey, assign and transfer to the Purchaser the Initial Purchased Units, and the Purchaser agrees to purchase such Initial Purchased Units from such Initial Closing Seller for a purchase price per unit equal to the Per Share Purchase Price.

(b)	Subject to the terms herein set forth, at each Additional Closing, each Additional Closing Seller agrees (severally and not jointly) to sell, convey, assign and transfer to the Purchaser the Additional Purchased Units, and the Purchaser agrees to purchase such Additional Purchased Units from such Seller for a purchase price per unit equal to the Per Share Purchase Price.

2.2	Closing.

(a)	The Initial Closing shall occur at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York, 10004 immediately following the IPO Closing.

(b)	Each Additional Closing, if any, shall occur at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York, 10004 immediately after the related Additional IPO Closing.

(c)	At each Closing, (i) the Custodian on behalf of the Purchaser shall deliver to each Seller the Per Share Purchase Price for each Initial Purchased Unit or Additional Purchased Unit, as applicable, being purchased by the Purchaser from such Seller as set forth in Section 2.1 hereof, by wire transfer of immediately available funds to a bank account specified by such Seller in its Custody Agreement, (ii) the Custodian on behalf of each Seller shall deliver to the Purchaser the number of Initial Purchased Units or Additional Purchased Units, as applicable, being sold by each Seller to the Purchaser and (iii) the Purchaser shall cancel the corresponding number of Initial Common Shares or Additional Common Shares, as applicable.

2.3	Conditions to Closing.

(a)	The obligations of the Purchaser and each Seller to be performed at any Closing shall be conditioned upon the simultaneous or prior completion of the IPO Closing or the applicable Additional IPO Closing.

(b)	The obligations of the Purchaser to be performed at any Closing shall be subject to the condition that the representations and warranties set forth in Article 3 shall be true and correct as of such Closing as if then made.

(c)	The obligations of each Seller to be performed at any Closing shall be subject to the condition that (i) the representations and warranties of the Purchaser set forth in Article 4 shall be true and correct as of such Closing as if then made and (ii) the Recapitalization shall be complete.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Each Seller severally and not jointly represents and warrants to, and agrees with, the Purchaser that (i) as of the date hereof and (ii) as of each Closing:

3.1	Custody Agreement. Such Seller has placed in custody under a custody agreement (for each Seller, a “Custody Agreement”) with American Stock Transfer & Trust Company, LLC, as custodian (the “Custodian”), for delivery under this Agreement, security entitlements representing the shares of Common Units to be sold by such Seller hereunder.

3.2	Power of Attorney. Such Seller has duly and irrevocably executed and delivered a power of attorney (for each Seller, a “Power of Attorney”) appointing certain individuals as attorneys-in-fact (the “Attorneys-in-Fact”), with full power of substitution, and with full authority (exercisable by any one or more of them) to execute and deliver this Agreement as set forth therein, and take any such actions on behalf of such Seller in accordance with the terms of, and subject to the limitations set forth in, the Power of Attorney as may be necessary to consummate the transactions contemplated under this Agreement.

3.3	Capacity; Authority; Execution and Delivery; Enforceability. Such Seller has the full power and authority to execute, deliver and perform this Agreement and the Custody Agreement and Power of Attorney of such Seller and to consummate the transactions contemplated hereby and thereby. The execution and delivery by or on behalf of such Seller of this Agreement and the Custody Agreement and Power of Attorney of such Seller and the consummation by such Seller of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of such Seller and no other proceedings on the part of such Seller are necessary to approve this Agreement or the Custody Agreement or Power of Attorney of such Seller or to consummate the transactions contemplated hereby and thereby. This Agreement and the Custody Agreement and the Power of Attorney of such Seller have been duly executed and delivered by or on behalf of such Seller, and, assuming due execution and delivery by the Purchaser (in the case of this Agreement), constitute the legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

3.4	Title. Such Seller has good, valid and marketable title to, and has full right, power and authority to sell, convey, assign and transfer, free and clear of any Liens, the Initial Shares and the Additional Shares, as applicable, and, upon the consummation of the Recapitalization as provided in the LLC Agreement, will have good, valid and marketable title to, and will have full right, power and authority to sell, the Initial Purchased Units and the Additional Purchased Units, as applicable, set forth opposite its name on Schedule I hereto. Upon such Seller’s receipt of the applicable purchase price and the transfer of the Initial Purchased Units or Additional Purchased Units at the Initial Closing or any Additional Closing, as applicable, good, valid and marketable title to the Initial Purchased Units and any Additional Purchased Units, as applicable, will pass to the Purchaser, free and clear of any Liens.

3.5	No Conflicts. The execution and the delivery of this Agreement and the Custody Agreement and Power of Attorney of such Seller by or on behalf of such Seller and the consummation of the transactions contemplated hereby and thereby will not (i) result in any breach of or constitute a default under any term of any agreement, mortgage, indenture, license, permit, lease, or other instrument, or (ii) conflict with or result in a violation of any judgment, decree, order, law, or regulation by which such Seller is bound, except as would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the ability of such Seller to consummate the transactions contemplated by this Agreement and the Custody Agreement and Power of Attorney of such Seller.

3.6	Absence of Further Requirements. No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by such Seller for the consummation of the transactions contemplated by this Agreement and the Custody Agreement and the Power of Attorney of such Seller, except where the failure to obtain any such consent, approval, authorization or order would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the ability of such Seller to consummate the transactions contemplated by this Agreement and the Custody Agreement and Power of Attorney of such Seller.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser makes the following representations and warranties for the benefit of the Sellers (i) as of the date hereof and (ii) as of each Closing:

4.1	Organization, Standing and Power. The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

4.2	Authority; Execution and Delivery; Enforceability. The Purchaser has the full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Purchaser and no other proceedings on the part of the Purchaser are necessary to approve this Agreement and to consummate the transactions contemplated hereby. The Purchaser has duly executed and delivered this Agreement, and, assuming due execution and delivery by or on behalf of the Sellers, this Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

4.3	No Conflicts. The execution and the delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in any breach of or constitute a default under any term of any agreement, mortgage, indenture, license, permit, lease, or other instrument or (ii) conflict with or result in a violation of any judgment, decree, order, law or regulation by which the Purchaser is bound, except as would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement.

4.4	Absence of Further Requirements. No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Purchaser for the consummation of the transactions contemplated by this Agreement, except where the failure to obtain any such consent, approval, authorization or order would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement.

ARTICLE 5

MISCELLANEOUS

5.1	Adjustments of Numbers. All numbers set forth herein that refer to unit amounts, including the number of Initial Purchased Units and Additional Purchased Units set forth in Schedule I hereto, have been adjusted as appropriate to reflect the Recapitalization.

5.2	Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Purchaser shall be given to it at Tradeweb Markets Inc., 1177 Avenue of the Americas, New York, New York 10036, Attention: General Counsel, with a copy to Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, Attention: Steven G. Scheinfeld, Andrew B. Barkan and David L. Shaw. Notices to the Sellers shall be given to [•], on behalf of the Sellers.

5.3	Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors of the parties hereto. No person other than the parties hereto and their successors is intended to be a beneficiary of this Agreement.

5.4	Amendment and Waiver.

(a)	No failure or delay on the part of the Sellers or the Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Sellers or the Purchaser at law, in equity or otherwise.

(b)	Any amendment, supplement or modification of or to any provision of this Agreement and any waiver of any provision of this Agreement shall be effective only if it is made or given in writing and signed by or on behalf of each of the Sellers and the Purchaser.

5.5	Counterparts. This Agreement may be executed in any number of counterparts and in separate counterparts, all of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Facsimile signatures or signatures received as a .pdf attachment to electronic mail shall be treated as original signatures for all purposes of this Agreement.

5.6	Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

5.7	Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

5.8	Waiver of Jury Trial. The Purchaser and each of the Sellers hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

5.9	Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

5.10	Entire Agreement. This Agreement, together with the Custody Agreements and Powers of Attorney of the Sellers and the schedules and exhibits hereto and thereto, are intended by the parties as a final expression of their agreement and are intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

5.11	Further Assurances. Each of the parties shall execute and deliver such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

TRADEWEB MARKETS INC.

By:
Name:
Title:

SELLERS

As Attorney-in-Fact acting on behalf of each Seller named in Schedule I hereto

By:
Name:
Title:	Attorney-in-Fact

[Signature Page to Purchase Agreement]

Schedule I

Initial Purchased Units

Name of Initial Closing Sellers	Number of Common Units	Number of Common Shares
____ shares of Class C Common Stock to be canceled ____ shares of Class D Common Stock to be canceled

Additional Purchased Units

Name of Additional Closing Sellers	Number of Common Units	Number of Common Shares
____ shares of Class C Common Stock to be canceled ____ shares of Class D Common Stock to be canceled